OkUNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Amendment No. _________________)

K-MAC ENTERPRISES INC.
(Exact name of small business issuer in its charter)
New York	313000	81-0662517
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1209A Hempstead Turnpike, Franklin Square, N.Y.11010 (516) 238-4936
(Address and telephone number of principal executive offices)

1209A Hempstead Turnpike, Franklin Square, N.Y.11010
(Address of principal place of business or intended principal place of business)

Keith McNally, 1209A Hempstead Turnpike, Franklin Square, N.Y.11010 (516) 238-4936
(Name, Address and telephone number of agent for service)

COPIES TO:
Miles Garnett, Esq., 66 Wayne Avenue, Atlantic Beach, NY 11509 (516) 371-4598

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐  __________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Share amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	2,000,000	$1.20	$2,400,000	$282.48

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (§230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

Preliminary Prospectus

K-MAC ENTERPRISES INC.

 2,000,000 shares of Common Stock

This is our initial public offering of common stock. The initial public offering price is $1.20 per share. No public market currently exists for our common stock. We are selling 2,000,000 shares of common stock which have $.0001 par value per share. This represents 33.33% of the total outstanding shares based on the maximum amount of the offering. We plan to sell women’s swimwear including specializing in outsized woumen throughout the world. Prior to this offering there has been no public market for the shares. The initial public offering price of the shares has been arbitrarily determined by us and does not bear any relationship to such established valuation criteria as assets, book value or prospective earnings. We are a New York corporation.

We will sell the shares ourselves. We do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. The offering will terminate no later than August 31, 2007, and unless a minimum of 125,000 shares are sold by that time the proceeds will be returned without interest. We will escrow the proceeds in an attorney’s escrow account, which in New York is referred to as a Public Service Trust Account, until the minimum is reached.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The offering price for the common stock has been arbitrarily determined by us. The minimum subscription is 125,000 shares and the maximum subscription is 2,000,000 shares. Prior to this offering, there has been no public market for the shares and there can be no assurance that a regular trading market will develop for the shares after this offering or that, if developed, any such market will be sustained. We anticipate that trading of the shares will be conducted through what is customarily known as the "pink sheets" and/ or on the National Quotation Bureau's Over-The-Counter Electronic Bulletin Board (the "Bulletin Board"). Any market for the shares which may result will likely be less well developed than if the shares were traded on NASDAQ or on an exchange. See "Risk Factors" and "The Offering."

Our officers and directors may purchase the shares sold in the offering under the same terms and conditions as the public investors. Such purchases, if made, will be for investment purposes only and not for redistribution. Such purchases may be made for the purpose of closing the minimum offering.

UNTIL 90 DAYS AFTER THE DATE FUNDS AND SECURITIES ARE RELEASED FROM THE ESCROW OR TRUST ACCOUNT, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

The securities offered hereby are highly speculative and involve a high degree of risk. See the caption "Risk Factors" commencing on page 7.

	PER SHARE	TOTAL MINIMUM	MAXIMUM
Public offering price[1]	$1.20	$150,000	$2,400,000
Underwriting discounts and commissions	none	none	none
Proceeds, before expenses, to us2	$1.20	$150,000	$2,400,000

(1)
We plan to offer and sale the shares directly to investors and have not retained any underwriters, brokers or placement agents in connection with this offering. However, we reserve the right to use brokers or placement agents and could pay commissions equal to as much as 10 percent of the gross proceeds and 3% non-accountable expenses.

(2)	Before deduction of offering expenses estimated to be $30,000.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                                , 2006

Table of Contents

Summary	4
Our Company	4
Risk Factors	7
Use of Proceeds	11
Capitalization	12
Dilution	12
Plan of Distribution	13
Proposed Business	13
Management Discussion of Analysis of Condition and Results of Operations	17
Principal Shareholders	18
Management	18
Certain Transactions	21
Description of Securities	22
Shares Eligible for Future Sale	22
Available Information	23
Dividend Policy	24
Stock Transfer Agent	24
Escrow Agent	24
Experts	24
Legal Matters	24
Index to Financial Statements	F-1

Summary

This summary highlights selected information from elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this prospectus.

Our Company

Our company, K-MAC ENTERPRISES INC., plans to sell women’s swimwear for regular and outsize women throughout the world. Women’s swimwear is presently being sold by small stores that also provide other services (fittings), and large independent retail stores that sell many brands. Our plan is to hire experienced sales representatives with experience in the women’s swimwear business. These independent work directly with retail stores taking orders and submitting them to our home office for shipping. We have contacted sales representative with over 10 years experience to work for company servicing the same customers we are trying to sell. We expect sales from outside sales representatives to account for approximately 50% of total company sales with the balance from in-house sales personnel.

See "Risk Factors" and "Proposed Business." We are in the development stage and have no operating history. No representation is made or implied that we will be able to carry on our activities profitably. Our subsistence is dependent initially upon sufficient proceeds being realized by us from this offering, of which there is no assurance. Proceeds of this offering may be insufficient to enable us to conduct potentially profitable operations or otherwise to engage in any business endeavors. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation of any new business. Further, no assurance can be given that we will have the ability to acquire assets, businesses or properties with any value to us.

We were incorporated on January 1, 2005 under the laws of the State of New York. Our offices are located at 1209A Hempstead Turnpike, Franklin Square, N.Y.11010, and the telephone number is (516) 238-4936. Since the incorporation of K-MAC ENTERPRISES INC., we have not commenced operations and have not generated any revenue. With limited financial resources, we may not be able to continue as a going concern. We have two officers, one director and no employees.

The Offering
Unless otherwise indicated, the information in this prospectus, irrespective of the date referenced, assumes that there is no exercise of outstanding options or warrants to purchase additional shares. We intend to use the net proceeds of this offering to market the products the company currently offers and initiate new business. We shall seek to employ qualified, but as yet unidentified, individuals to manage such business. No assurance can be given that the net proceeds of the maximum number of shares offered in this offering or any lesser net amount will be sufficient to accomplish our goals. In the event that substantially less than the net proceeds from the maximum offering are raised, our plans may be materially and adversely affected in that we may find it even more difficult, if not impossible, to realize our goals. Investors will be providing their funds to management who will have complete discretion as to their expenditure. See "Risk Factors", "Use of Proceeds" and "Proposed Business."

If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Common Stock offered for sale hereby	Up to a maximum of 2,000,000 shares by us.

Offering Price	$.1.20 per share offered to the public. The shares are being sold on a "best efforts" basis.

Terms of the Offering	The offering will remain open until August 31, 2007, unless we decide to terminate the selling efforts prior to this date. The minimum subscription per investor is 400 shares.

Authorized andOutstanding Shares of Stock
Common Stock at par value $.0001 per share
Authorized:	10,000,000
Outstanding:
Prior to Offering:	4,000,000
After minimum of
Offering is sold	4,125,000
After maximum
Offering is sold	6,000,000

Plan of Distribution
This is a direct participation, and with no commitment by anyone to purchase any shares. None of the officers and directors (a) is subject to a statutory disqualification (as defined in Sec. 3(a)(35), (b) is paid commissions or other remuneration for securities transactions, or (c) is an associated person of a broker or dealer. The shares will be offered and sold on a "best efforts" basis by our principal executive officers and directors. We will amend the registration statement of which this Prospectus is a part following its effectiveness to identify a selected broker-dealer at such time as such broker-dealer sells shares offered in this offering. All proceeds from subscriptions to purchase shares will be transmitted by us and any participating dealer to the Public Service trust Account by noon of the next business day after receipt. The shares are offered by us on a "best efforts" 125,000 Share minimum, 2,000,000 Share maximum, basis. In the event that the minimum of 125,000 shares is not sold by August 31, 2007, all proceeds raised will be returned promptly to subscribers in full without interest thereon. Subscribers will not be entitled to a return of funds from the Public Service trust Account during the offering period.

Use of Proceeds
Assuming that the entire offering will be sold, then up to the last $30,000 that we raise will be used to pay the expenses of the offering after the escrow is released. We intend to apply substantially all of the net proceeds of this offering (after the minimum amount to be raised is released from escrow) to market the services the company currently offers and initiate new business development and relationships. Although we believe that our products would command a premium, our strategy is to provide a better or unique product at a competitive price and capture a dominant market share. We plan to sell women’s swimwear for special occasions throughout the world. Women’s swimwear is presently being sold by small stores that also provide other services (fittings), and large independent retail stores that sell many brands. Our plan is to hire experienced sales representatives with experience in the women’s swimwear business. These independent work directly with retail stores taking orders and submitting them to our home office for shipping. See "Use of Proceeds," "Proposed Business" and "Certain Transactions."

Risk Factors
The shares offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Such risks include, among others: our mere 16 month existence and limited resources; the discretionary use of proceeds; and intense competition. See "Risk Factors," "Dilution" and "Use of Proceeds."

Escrowed Funds Not to Be Used for Accrued Salaries or Prior Reimbursable Expenses

No funds (including any interest earned thereon) will be disbursed from the Public Service trust Account for the payment of accrued salaries or reimbursement of expenses incurred on our behalf prior to the effective date of this offering by our officers and director. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than our board of directors, all of whom are officers. in no event will the escrowed funds (including any interest earned thereon) be used for any purpose other than implementation of the business. see "Risk Factors," "Use of Proceeds" and "Certain Transactions."

Material Persons

Our officers, director and major shareholders are the only persons who have been instrumental in arranging our capitalization to date. Neither of our officers or director are acting as nominee for any persons or is otherwise under the control of any person or persons. there are no agreements, agreements in principle, or understandings with regard to compensation to be paid by us to any of our officers or director.

It is anticipated we may make sales of shares to officers and directors. Such purchases shall be made for investment purposes only and in a manner consistent with a public offering of our shares. Such purchases may be used to reach the amount required for closing in the event such amount is not reached as a result of purchases by the general public. Thus the officers and directors could purchase up to 100% of the amount required for closing if no sales are made to new shareholders. Such purchases will increase the equity interests already owned by the officers and directors.

Investors should carefully review the financial statements which are an integral part of this prospectus.

Dealers participating in this offering are required to deliver a copy of the final prospectus to any person who is expected to receive a confirmation of the sale at least 48 hours prior to the mailing of the confirmation.

Risk Factors

You should carefully consider each of the following risks and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock. Some of the following risks relate principally to our business and the industry in which we operate. Other risks relate principally to the securities market and ownership of our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. If and when the stock is tradeable, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

In addition to the factors set forth elsewhere in this Prospectus (see "Description of the Business"), investors should carefully consider the following:

It is in management's discretion as to the use of unallocated net proceeds.

The Company has designated only limited specific use for the net proceeds from the sale of Common Stock described in this Prospectus. The Company expects to use the net proceeds for working capital and general corporate purposes. Consequently, the Board of Directors and management of the Company will have broad discretion in allocating the net proceeds of this offering. See "Use of Proceeds."

Our dividend policy inhibits the payment of dividends.

The Company has never declared or paid cash dividends on its capital stock. The Company currently intends to retain all of its earnings, if any, for use in its business and does not anticipate paying any cash dividends in the foreseeable future. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will depend upon a number of factors, including future earnings, the success of the Company's business activities, the general financial condition and future prospects of the Company, general business conditions and such other factors as the Board of Directors may deem relevant.

If only a small portion of the proceeds are raised, the company may be inadequately financed.

We have limited manufacturing capabilities.

If we are unable to contract for or establish facilities to manufacture adequate quantities of products to meet demand, our business and financial condition will be harmed. We are presently relying on finding and contracting with a plant in the Dominican Republic to produce our goods, but want our own factory to better be able to control production and costs thereby increasing profitability. We are considering a plan to open a factory in the Dominican Republic where they have experienced managers and workers available to our company.

We are planning to produce goods in the Caribbean and this creates risks specific to our company.

Many of the countries we are looking at to open a factory are in the Caribbean, which at times have problems with inclement weather. Over the years, storms have caused problems with production at the factory. It doesn't happen often but, depending on circumstances, it can affect output. We are planning on having the  building we rent insulated against water damage including trying to get a slate roof that performs well against strong winds. We will also use plastic wrapping on all garments and raw materials. We will be doing this not only goods in case of storm but all the time to prevent dirt and dust from damaging the garments. We will also attempt to get business interruption insurance against any such weather related problems.

We have no customers and generate no revenues and if we fail to successfully implement our business plan by developing a solid customer base and generating revenues we will go out of business.

Our success is dependent on successful implementation of our business plan. This involves developing and expanding our operations on a profitable basis and developing marketing and promotional channels to promote our services on a regular basis. We have not entered into any agreements to utilize our services with any company. We do not believe that we will generate significant revenues in the immediate future. We will not generate any meaningful revenues unless we obtain contracts with a significant number of clients. If we fail to obtain contracts with a significant number of clients to generate meaningful revenues, we may not achieve profitability and may go out of business.

Other business ventures of our executive officer may present a potential conflict of interest.

Keith McNally and Lisa D. McNally are our two officers and Keith McNally is the sole director and they have control in directing our activities. They may, in the future, become involved in additional business opportunities. If a specific business opportunity becomes available, they may face a conflict of interest. Either one may take advantage of this business opportunity through other companies that they work with. In such event, we will loose potential revenue, which will negatively affect the value of shares of our common stock.

Shares eligible for public sale after this offering could adversely affect our stock price.

After this offering there will be outstanding 6,000,000 shares of our common stock. Of these shares, the shares sold in this offering will be freely tradable except for any shares purchased by our "affiliates" as defined in Rule 144 under the Securities Act. The remaining 4,000,000 shares will be "restricted securities," subject to the volume limitations and other conditions of Rule 144 under the Securities Act. These restricted securities will first become eligible for resale subject to limitations under Rule 144 one year after the shares sold in this offering become tradeable.

We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will materially and adversely affect the market price for our common stock or our ability to raise capital by offering equity securities. Our stock price may decline if the resale of shares under Rule 144 in addition to the resale of registered shares at certain time in the future exceeds the market demand for our stock.

Market conditions and Market Makers may cause your an investment in our common stock to may be very illiquid. Unless a trading market for our shares is developed, you will not be able to resell your stock and the stock price may be influenced by market makers.

We plan to have our shares trade on the NASD over-the-counter bulletin board. There is no trading market for our shares, and we cannot assure you that any such market will ever develop or be maintained. The absence of an active trading market would reduce the liquidity of an investment in our shares.

To the extent that brokerage firms act as market makers for our shares on the NASD over-the-counter bulletin board, they may be a dominating influence in any market that might develop, and the degree of participation by such firms may significantly affect the price and liquidity of our shares. These firms may discontinue their market making activities at any time. The prices at which our shares are traded in the market will be determined by these firms and by the purchasers and sellers of our shares, but such prices may not necessarily relate to our assets, book value, results of operations or other established and quantifiable criteria of value.

The application of the "penny stock" rules could adversely affect the market for our stock.

The Securities and Exchange Act of 1934 requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions. Among these exceptions are shares issued by companies that have:

•	net tangible assets of at least $2 million, if the issuer has been in continuous operation for three years;

•	net tangible assets of at least $5 million, if the issuer has been in continuous operation for less than three years; or

•	average annual revenue of at least $6 million for each of the last three years.

We do not currently meet the requirements of these exceptions and, therefore, our shares would be deemed penny stocks for purposes of the Exchange Act if and at any time while our common stock trades below $5.00 per share. In such case, trading in our shares would be regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:

•	deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving our shares;

•	provide detailed written disclosure to buyers of current price quotations for our shares, and of any sales commissions or other compensation payable to any broker or dealer, or any other related person, involved in the transaction;

•	send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks.

In addition, if we are subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that our shares would be a suitable investment for the buyer, and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares.

These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. We also understand that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.

The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on the trading market for our shares.

We are controlled by officers, directors and principal shareholders.

Keith McNally , and Lisa D. McNally will beneficially own approximately 67% of the outstanding stock upon completion of this offering. As a result, these persons, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could materially and adversely affect the market price of the common stock.

We have a need for subsequent funding.

We may need further funding to proceed with our proposed plan of business. We believe that we will be able to fund our planned operations from the proceeds of this offering for twelve months from the date of this prospectus, even if we only raised a nominal amount of additional capital. We do not have a commitment with respect to any additional capital. We have no loan commitments from, or lines of credit with, banks or other financial institutions. Therefore, the continuation of our business will depend on our ability to raise additional funds through equity and/or debt financing. We can not assure you that we will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms favorable to and affordable by us. Our inability to obtain additional funding, as required, would impair severely our business operations.

This prospectus contains certain forward-looking statements" based on our current expectations, assumptions, estimates and projections about us and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, as more fully described in this section and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. Such factors include those set forth in this section and elsewhere in this prospectus.

Use of Proceeds

Because management has no specific business contemplated for us, it is unable to indicate precisely categories for the use of proceeds from this offering. In the table below, we have detailed the minimum amount of capital required for us to operate our business as currently planned. The table also shows how we will use the proceeds of the offering.

	Amount of Net Proceeds
	at 6.25%(1)	at 100%(1)
Company Proceeds from the Offering	$150,000	$2,400,000
Less: Offering Expenses	15,000	36,000

Net Proceeds from Offering	$135,000	$2,364,000

Use of Net Proceeds:
Inventory	$50,000	$1,800,000
General Working Capital(2)	$85,000	$564,000
Total Use of Net Proceeds	$135,000	$2,364,000

(1)We intend to utilize the proceeds from this offering in the priority set forth in this column whether or not such gross proceeds or a lesser amount are raised. No assurances are given that we will sell any shares.

(2)The working capital (i.e., monies to be used, including but not limited to due diligence, travel and related out-of-pocket expenses, and consulting fees, if any. Working capital also will be used to pay other costs of our operations, including legal fees and costs incurred in filing periodic reports under the federal securities laws. A portion of the gross proceeds raised hereby may be paid to officers, directors and promoters, and their affiliates or associates, for any of their out-of-pocket expenses relating to this offering. We have not established any limit on the amount of the gross proceeds that may be paid to officers, directors and promoters and their affiliates or associates for expenses of the offering. However, no portion of the proceeds raised hereby will be paid to those persons, directly or indirectly, as consultants' fees, advisors' fees, officers' accrued salaries, directors' fees, finders' fees for acquisitions, purchase of shares or other payments, in accordance with an informal understanding among management. Management is not aware of any circumstances under which such policy may be changed.

We have not and do not presently intend to impose any limits or other restrictions on the amount or circumstances under which any of such transactions may occur, except that none of our officers, directors or their affiliates shall receive any personal financial gain from the proceeds of this offering except for reimbursement of out-of-pocket offering expenses. No assurance can be given that any of such potential conflicts of interest will be resolved in our favor or will otherwise not cause us to lose potential opportunities.

None of the proceeds raised hereby will be used to make any loans to our promoters, management or their affiliates or associates of any of our shareholders. Further, we may not borrow funds and use the proceeds therefrom to make payments to our promoters, management or their affiliates or associates.

Capitalization

This table represents our capitalization as of July 31, 2006 as adjusted to give effect to this offering.

	ACTUAL	Shares at 6.25%	Shares at 50%	Shares at 100%
Stockholders Equity
Common Stock, $.0001 par value
Authorized- 10,000,000 shares
Issued and Outstanding -
4,000,000 shares	400

@6.25% 4,125,000 shares		413

@50% 5,000,000 shares			500

@100% 6,000,000 shares				600

Additional Paid in Capital-	150,000	1,200,000	2,400,000

Deficit Accumulated	(20,483)	(20,483)	(20,483)	(20,483)

Total Stockholders Equity	($20,083)	$129,930	$1,180,017	$2,380,117

Dilution

We were initially capitalized by the sale of common stock to our founders. The following table sets forth the difference between our founders and purchasers of the shares in this offering with respect to the number of shares purchased from us, the total consideration paid and the average price per share paid.

The table below assumes that the minimum of 6.25% of the amount of shares offered hereby are sold.

	Shares Issued		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Founders	4,000,000	96.97%	$400	0.27%	$.0001
New Investors	125,000	3.03%	$150,000	99.73%	$.1.20

Total	4,125,000	100%	$150,400	100%	$.0365

The table below assumes that the minimum of 50% of the amount of shares offered hereby are sold.

	Shares Issued		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Founders	4,000,000	80.00%	$400	0.33%	$.0001
New Investors	1,000,000	20.00%	$1,200,000	99.67%	$.1.20

Total	5,000,000	100%	$1,200,400	100%	$.2401

The table below assumes the maximum amount of the shares offered hereby are sold.

	Shares Issued		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Founders	4,000,000	66.6%	$400.02%		$.0001
New Investors	2,000,000	33,3%	$2,400,000	99.98%	$.1.20

Total(1)	6,000,000	100%	$2,400,400	100%	$.4000

As of July 31, 2006, the net tangible book value of our common stock was ($20,083) or ($.005) per share based on the 4,000,000 shares outstanding. "Net tangible book value" per share represents the amount of total tangible assets less total liabilities, divided by the number of shares. After giving effect to the sale by us of 2,000,000 shares at an offering price of $1.20 per share and after deducting estimated expenses, our pro-forma net tangible book value as of that date would be $2,380,117 or $.3967 per share, based on the 6,000,000 shares outstanding at that time. This represents an immediate dilution (i.e. the difference between the offering price per share of common stock and the net tangible book value per share of common stock after the offering) of $.80 per share to the new investors who purchase shares in the offering ("New Investors"), as illustrated in the following table (amounts are expressed on a per share basis):

(1) Calculations concerning dilution are based on an assumption of the offering being fully subscribed.

The following table represents the dilution per share based on the percentage sold of the total amount of shares being offered.

	Shares	Shares	Shares
	6.25% sold	50% sold	100% sold
Offering price	$1.20	$.1.20	$.1.20
Net tangible book value before offering	($.005)	($.005)	($.005)
Increase attributable to the offering	$0.03	$.0.24	$0.40
Net tangible book value after giving effect to the offering	$0.03	$0.24	$0.40
Per share Dilution to new investors	$1.17	$0.96	$0.80
Percent Dilution per share	98%	80%	67%

We do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of our earnings, if any, to support our business activities.

Plan of Distribution

This is a direct participation with no commitment by anyone to purchase any shares. The shares will be offered and sold on a "best efforts" basis by our principal executive officers and directors at $1.20 per share until all shares are sold or until the offering is terminated or August 31, 2007.

Proposed Business

Business Overview

K-MAC ENTERPRISES INC., (collectively referred to as "we" and "K-MAC"), was incorporated under the laws of the State of New York on January 1, 2005, and is in the early developmental and promotional stages. To date our only activities have been organizational ones, directed at developing our business plan and raising our initial capital. We have not commenced any commercial operations. We have no full-time employees and owns no real estate.

MISSION STATEMENT

To sell women’s swimwear throughout the world with particular emphasis in fitting outsize women.

Market Summary

Market
The specialty market for women’s swimwear is being served by retailers from small shops that also provide other services (fittings) to the large independent retail stores that sells many brands. For many years, independent sales representatives have submitted orders to companies. These sales representatives take orders, submit them to the home office and have direct communication with customers. Our proposed sales force has over 10 years average experience in this market with these customers.

For almost 50 years, one company covered the market almost exclusive. The executive of that company died three years ago and for a period of 5 years prior to his death had little to do with the operations of the company. He was the driving force and consequently because of his illness, the company suffered financial losses and disruptions to service. Although they are still in business today, they can not longer provide the market with a consistent satisfactory product.

Today, there are a few other companies trying to fill the gap. These companies have produced a limited number of styles and their main business is not in the specialty area. They also manufacturer in countries where the labor rate is very high, thereby making their product more expensive than ours.

        We expect to have our manufacturing facility in a Caribbean or Central American country whose labor rate is very low while the experience of the average worker is very high. Nothing is definite , but there are a sufficient choice of factories to be considered which have been in business for a considerable time. Most factories employs many people from the same town. We are looking to open our own factory in the Dominican Republic where we can secure experienced managers and workers.

Opportunities

The problems that have occurred for other companies trying to manufacturer this product have been quality, cost and distribution. The product has been offered in the marketplace by companies who did not address the need for the garments to fit perfectly. Also, companies have manufactured the product in countries whose labor rate has been very high, thereby making the garments very expensive to manufacture. For example, one-company manufacturers in Puerto Rico, which has the same labor, rate as the USA. Consequently the cost of the product is very high and so is the retail price to the consumer. Another problem has been a lack of merchandise available for sale in the marketplace caused by an increased demand by the consumer and therefore a lack of confidence by the retailer that merchandise will be available for sale in their stores.

We have invested much time and money in insuring that the garments fit. Designers, expensive computer software and many fittings on models have given us the confidence that our product will fit better than our competitors. We maintain the integrity of the product by taking garments from the production line and having them tested by Designers working with fit models.

The cost of our garments should be less than our competitors as we have accomplished two important goals; the sourcing of the same (or better) quality raw materials for less money and quality manufacturing with a less expensive labor cost. This will result in a reduced price to the consumer without degradation to the profit structure.

We are also considering negotiating to begin a factory in a stable Caribbean country where there are many workers experienced with women’s swimwear. This will further reduce costs. Our distribution center is in New York with a 24-hour turn on orders. In this industry reorders are received only after the first order is shipped thereby making every shipment an important one.

Business Concept

We use simple and basic technology to make this company successful. Orders are transmitted to the main office using a fax machine, email, or a toll free number made available to customers and sales reps.

Computer software, designed and created especially for this industry is expected to be utilized which offers many advantages other software packages do not have available.

To accomplish efficiency goals in shipping, the latest UPS technology has been implemented.

Competition

Presently the competition consists of a multiple of companies whose product only is incidentally related to ours. These companies have had experience in other areas of women’s swimwear, not in our main specialty of swimwear for outsize women.

Our competitive edge comes from our ability to source better and less expensive raw materials while concentrating on having a good fitting garment . Our experienced labor force is less expensive thereby creating a quality garment for less money. Our sales representatives have many years experience selling our product and have business dealings with most of our customers for many years.

We also plan to sell to distributors in Europe, which gives us access to the worldwide market place without the exposure and risk of selling directly in different countries.

Goals & Objectives

Our Three-year goal is to build up the sales and profitability to maximize worldwide sales to 13 million dollars per year with profitability over 2 million per year. With a company owned factory, it opens an opportunity to sell the company to more than just large companies. Smaller entities will be able to buy this company and take over an existing manufacturing operation. It becomes more attractive because the buyer has an integral package of both sales and product manufacturing. After three years we would like to begin searching for a buyer. We expect that one of the large apparel companies would be interested in a profitable entity, either one in the same market on another interested in getting into a new area of the market.

Financial Plan

Our market is divided into three parts; Sales in Europe, Canada and the domestic USA. There is expected to be at least one company in Europe who will buy the goods from us (FOB factory) and distribute them throught Europe and the United Kingdom. Sales in Canada are either sold the same as in Europe or directly to customers. The decision is based upon exchange rates and available sales representatives. The third market and most profitable is in the USA where goods are brought from the factory to our warehouse, repacked and distributed. There are duty and customs charges associated when importing goods into the USA but the selling price is substantially greater than in Europe and Canada.

Technology Requirements

We will require no advanced technology until year four when the computer system will need to upgraded to include software for EDI, “electronic data interchange”, which will allow all orders to be received from large chain stores. Also in year four we will be looking towards integrated packing and shipping system that will help to keep orders flowing to customers at a rapid pace.

Personnel Requirements

Special personal requirements in addition to those listed above are a designed to create new styles.

Resource Requirements

Nothing extraordinary

External Requirements

Nothing extraordinary

Risks & Rewards

Risks
The risks center around the company’s ability to coordinate the manufacturer of its product, the subsequent distribution to its customers and the collection of the accounts receivable. Management is comfortable that its efforts should result in success but nevertheless the task of bringing raw materials to a factory in a third world country to be sewn is difficult. In addition, the goods must be shipped back to the USA, clear customs and brought to our warehouse for re-distribution is also a difficult task.

There are approximately 17 styles some with over 50 sizes. This creates a situation where all personnel must be attentive to ship the correct size. We expect to have over 450 different items in the inventory. Raw materials must be available for the factory at all times otherwise there is less efficiency on the sewing floor causing an increase in the cost per garment. Constant attention must be given to garments as they are completed at the factory to check for proper fit and presentation. There is a propensity for factories and workers to get sloppy as production needs increase. Since independent sales representatives generate approximately one-half of the sales it is important to monitor their efforts.

Addressing Risk

We have chosen a well-established and politically safe country to manufacturer goods. They have been sewing similar type garments in this country for many years. Also the exchange rate with the US dollar has been very favorable. Management at the factory has many years experience sewing this type of garment. We have also chosen to use reliable and experienced customs brokers to clear the goods upon arrival into the USA.

Equally important in mitigating the company’s risk are the European sales. These goods become the property of the customer who arranges to have the goods picked up at the warehouse by his designated trucker. No extra handling, or costs are required on these goods. The problem of keeping track of many different sizes is done with a colored coded ticketing system that clearly identifies the size on an attached tag. Also, we will have a double check at the warehouse, where an order is picked by one person and packed by another, which will help to mitigate shipping errors.

The 17 different styles are mostly made with the same raw materials. For example, only one type of lace is used on all the garments and only 4 different types of binding. This makes is much easier to keep raw material inventories available at the factory level. Also, vendors are given “programs” which are larger raw material orders, which are delivered in smaller quantities each month, schedule in advance.

Inventory control becomes much easier because with fewer different raw materials necessary to make garments, less of a lead-time is required for the factory to make finished garments. Since most of the raw materials are the same, the production department need only advise the factory what they are to sew 2 weeks in advance. This reduces the number of garments made that have not been sold in advance. Having similar raw materials for many styles also insures a better chance that the raw materials for production will be available.

The production staff who work at the factory have a very high priority to check completed garments while they are being made for presentation and fit. They test the completed garment against the specifications given by our Designer. Goods are constantly tested after completion to insure quality.

We expect to choose only those sales representatives with many years experience to sell our product. They are the motivated ones who are capable of submitting sales goals and reaching them. We will be monitoring the projected sales to actual monthly. We also have planned and budgeted trips to work with the sales representatives and to meet with customers and help them to achieve their goals.

Rewards

With hard work and dedication to the principles described above, we feel the company will be very profitable and situated well for a sale. By having our own factory producing goods, it helps to maintain lower inventory levels; higher margins and most importantly give us control over the company. We buy raw materials, manufacturer goods, sell to our customers and collect accounts receivable.

When a potential buyer looks at the company, with the vertical integration projected, it becomes easier to sell and get more money. We project to be looking for a buyer in three years.

Key Issues

Near Term
Hiring the best people is a near term issue that must be addressed soon.

Long Term
Getting the correct factory now represents a very important part of the company’s ability to grow. They are available now and not getting one of them might result in time lost to find another.

Management Discussion and Analysis of Financial Condition and Results of Operations

Cash Requirements

In order to finance acquisition of companies, and fund projects, it is our intent to raise proceeds of $2,400,000 from this public offering. This will allow us to reduce the time frame to become fully operational from several years to less than one year. The following summarizes anticipated cash requirements to achieve these goals. Should we not raise the net proceeds from this offering we would have to acquire debt to fund the aforementioned cash requirements.

Need for Additional Personnel

It is anticipated that the number of employees may triple during the next twelve months, even with our outsourcing many tasks.

Liquidity and Capital Resources

We remain in the development stage and, since inception, have experienced no significant change in liquidity or capital resources or stockholder's equity.

We will carry out our plan of business as discussed above. We cannot predict to what extent our liquidity and capital resources will be diminished by the operating losses (if any) of the business.

Results of Operations

We have engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of our securities under the Securities Exchange Act of 1934, as amended. No revenues were received by us since our formation.

For the current fiscal year, we anticipate incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Exchange Act of 1934. Although no assurances can be made, we believe we can satisfy our cash requirements with 6.25% of the net proceeds derived hereby. Prior to the conclusion of this offering we currently anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, escrow agent fees and transfer agent fees. See "Risk Factors."

Need for Additional Financing

We believe that the minimum offering for capital will be sufficient to meet our cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, for a period of approximately one year.

No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses.

Irrespective of whether our cash assets prove to be inadequate to meet our operational needs, we might seek to compensate providers of services by issuances of stock in lieu of cash.

Forward-looking Information

Certain statements in this document are forward-looking in nature and relate to trends and events that may affect our future financial position and operating results. The words "expect" "anticipate" and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. We make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

Principal Shareholders

The following table sets forth certain information regarding beneficial ownership of our common stock as of July 31, 2006, by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Act of 1934 (the"Exchange Act") who is known by us to own beneficially 5% or more of the common stock, (ii) each director of the Company, and (iii) all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to such shares. The total number of shares authorized is 10,000,000 shares, each of which is $.0001 per share par value. No shares have been issued to parties owning less then 5% of the outstanding shares. 4,000,000 shares have been issued and are outstanding as follows:

	Shares Beneficially		Shares Beneficially
	Owned Prior to Offering		Owned After Offering
	Number	Percent	Number	Percent
Keith J. McNally(1)	2,000,000	50.0%	2,000,000	33.33%
Lisa D. McNally	2,000,000	50.0%	2,000,000	33.33%
Total Shares	4,000,000	100.0%	4,000,000	66.66%

(1)Directors and officers as a group - 4,000,000 shares

Management

There is currently one (1) occupied seat on the Board of Directors. The following table sets forth information with respect to the directors and executive officers.

NAME	AGE	OFFICE	DATE SERVICE COMMENCED
Keith J. McNally*	36	Chairman, President & Chief Executive Officer	June, 2005

Lisa D. McNally	31	Secretary and CFO	June, 2005

* Indicates Board Member

All directors will hold office until the next annual stockholder's meeting and until their successors have been elected or qualified or until death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Onr officers serve at the discretion of the board of directors. We intend to increase the board from its present one member to a minimum of four members by adding outside directors at our next shareholders meeting.

Our management team brings more than ten years of experience in the fields critical to the success of the corporation. They involve but are not limited to management, marketing, consumer education and quality assurance.

The officers and directors are set forth below.

    Keith J. McNally - Chairman, President & Chief Executive Officer

Keith J. McNally has 11 years experience in the financial investment field. He currently operates his own firm for the past 5 years, Nassau International Consultants Inc. He has completed many successful business deals with public and private companies. He has spent two years at Elmira college and one year at Molloy College.

    Lisa D. McNally - Vice President and Chief Financial Officer

Lisa D. McNally has received a Bachelors in Science from SUNY Old Westbury, and a Masters in Science from Adelphi University. Lisa has over seven years experience in the education field. She is currently employed as a remedial reading teacher for the NYC Board of Education. She has aided in the growth and development of Project Arts at PS91Q for the years of 1999-2002. Lisa has planned and programmed music enrichment for students in grades 1-3; this includes regular weekly educational programs, coordination with teaching artists, as well as cummulative assembley programs. Lisa has also been responsible for the educational implementation of daily routines and individualized education programs.

    Robert Turturice - Consultant

Robert Turturice, age 61, has over 40 years experience in machine design, mechanical,electrical and electrical design in Textile machines. Currently Robert is the Owner, President and Member of Board of Directors for Joseph Pernick Manufacturing Corporation. Robert schedules production of machines, checks and controls quality of finished machines, procurement of materials for use in the manufacturing of machines, as well as arranges shipping and shipping documents for customers, sales and customer service.

Advisory Board

K-MAC is currently recruiting and is continuing to assemble a board of industry experts. We will establish an informal executive advisory board, appointed by Keith J. McNally. The role of the executive advisory board is to be available to assist our management with general business and strategic planning advice upon request from time-to time. Accordingly. the executive advisory board members intend to devote themselves part-time to our affairs.

Future Personnel

We anticipate a rapid expansion of K-MAC ENTERPRISES INC. We are acutely aware of the challenges that rapidly expanding companies face, including the dilution of their management team. One of our aims is to continually recruit top-level management people who can share our vision and assist us in the progression of our mission.

Executive Compensation

No officer or director has received any compensation. Until the Company acquires additional capital, it is not intended that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. See "Certain Relationships and Related Transactions." The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

Other Transactions

All transactions between our company and its officers. directors and 5% or more shareholders will be on terms no less favorable to the Company than that which could be obtained from independent third parties.

Directors' Compensation

Our directors receive no compensation for their services as directors. Members of the executive advisory board will receive payment for their services, travel and other expenses incurred in connection with attendance at each meeting.

Indemnification of Officers and Directors

At present we have not entered into individual indemnity agreements with our officers or directors. However, our by-laws contain a provision which requires us to indemnify any director or officer or former director or officer against actual expenses incurred in defending any legal action where they are a party by reason of being or having been a director or officer. However- we are not require to indemnify any such person who is found to be liable for negligence or ntisconduct in their performance of their duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

Directors and Officers Insurance

We are exploring the possibility of obtaining directors and officers ("D & O") liability insurance. We have obtained several premium quotations but have not entered into any contract with any insurance company to provide said coverages as of the date of this offering. There is no assurance that we will be able to obtain such insurance.

Keyman Life Insurance

Life insurance on key personnel is expected to be purchased after the effective date of this offering in amounts up to $1 million, 50% payable to the Company and 50% payable to family beneficiaries. We are planning to purchase such insurance towards the cross purchase of shares from the estate of an officer or director and to provide us with the capital to replace the executive loss (executive search for successor, etc.). The costs of such insurance is not expected to be material.

Certain Transactions

Since inception, we have, pursuant to a an oral agreement with the financial officer, have maintained at no cost to us its executive offices.

We shall not make any loans to any officers or directors following this offering. Further, we shall not borrow funds for the purpose of making payments to our officers, directors, promoters, management or their affiliates or associates.

None of our officers, directors, or affiliates has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by us through security holdings, contracts, options, or otherwise. Although this situation could arise.

It is not currently anticipated that any salary, consulting fee, or finder's fee shall be paid to any of our directors or executive officers, or to any other affiliate of the Company except as described under "Executive Compensation" above.

Description of Securities

All material provisions of our capital stock are summarized in this prospectus. However the following description is not complete and is subject to applicable New York law and to the provisions of our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

Common Stock

We are authorized to issue 10,000,000 shares, at a par value of $.0001 per share. As of the date of this prospectus, there are 4,000,000 shares outstanding. After giving effect to the offering, the issued and outstanding capital stock of the Company will consist of 6,000,000 shares.

You have the voting rights for your shares. You and all other holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. You have no cumulative voting rights with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election.

You have dividend rights for your shares. You and all other holders of common stock are entitled to receive dividends and other distributions when, as and if declared by the Board of Directors out of funds legally available, based upon the percentage of our common stock you own. We will not pay dividends. You should not expect to receive any dividends on shares in the near future. This investment may be inappropriate for you if you need dividend income from an investment in shares.

You have rights if we are liquidated. Upon our liquidation, dissolution or winding up of affairs, you and all other holders of our common stock will be entitled to share in the distribution of all assets remaining after payment of all debts, liabilities and expenses, and after provision has been made for each class of stock, if any, having preference over our common stock. Holders of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding common stock are, and the common stock offered hereby, when issued in exchange for the consideration paid as set forth in this Prospectus, will be, fully paid and nonassessable. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the liquidation value of your shares.

You have no right to acquire shares of stock based upon the percentage of our common stock you own when we sell more shares of our stock to other people. This is because we do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares, result in a dilution of our percentage ownership that you hold.

Shares Eligible for Future Sale

Upon completion of this offering, we will have 6,000,000 shares issued and outstanding assuming all the shares offered herein are sold. The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an "affiliate" (as that term is defined under the Act) who will be subject to the resale limitations of Rule 144 promulgated under the Act.

There will be approximately 4,000,000 shares outstanding that are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act.

The common stock owned by insiders, officers and directors are deemed "restricted securities" as that term is defined under the Securities Act and in the future may be sold under Rule 144, which provides, in essence, that a person holding restricted securities for a period of one (1) year may sell every three (3) months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of our issued and outstanding common stock or (b) the average weekly trading volume of the common stock during the four (4) calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of common stock without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a two (2) year holding period. Additionally, common stock underlying employee stock options granted, to the extent vested and exercised, may be resold beginning on the ninety-first day after the Effective Date of a Prospectus, or Offering Memorandum pursuant to Rule 701 promulgated under the Securities Act.

As of the date hereof and upon completion of the offering, none of our common stock (other than those which are qualified by the SEC in connection with this offering) are available for sale under Rule 144. Future sales under Rule 144 may have an adverse effect on the market price of the Common stock. Our officers, directors and certain of our security holders have agreed not to sell, transfer or otherwise dispose of their common stock or any securities convertible into common stock for a period of 12 months from the date hereof.

Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of this Prospectus are entitled to sell such common stock after the 90th day following the date of this Prospectus in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without a holding period.

There has been no public market for our common stock. With a relatively minimal public float and without a professional underwriter, there is little or no likelihood that an active and liquid public trading market, as that term is commonly understood, will develop, or if developed that it will be sustained, and accordingly, an investment in our common stock should be considered highly illiquid. Although we believe a public market will be established in the future, there can be no assurance that a public market for the common stock will develop. If a public market for our common stock does develop at a future time, sales by shareholders of substantial amounts of our common stock in the public market could adversely affect the prevailing market price and could impair our future ability to raise capital through the sale of our equity securities.

Available Information

We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 relating to the common stock offered hereby. This prospectus, which is part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to us, the common stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved.

The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address of such site is <http://www.sec.gov>.

We intend to furnish to our shareowners annual reports containing audited consolidated financial statements certified by independent public accountants for each fiscal year and quarterly reports containing unaudited consolidated financial statements for the first three quarters of each fiscal year.

We will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (not including Exhibits to the information that is incorporated by reference unless the Exhibits are themselves specifically incorporated by reference). Any such request shall be directed to the Financial Officer of K-MAC ENTERPRISES INC., Lisa D. McNally, 1209A Hempstead Turnpike, Franklin Square, N.Y.11010, Tel.# (516) 238-4936.

Within five days of our receipt of a subscription agreement accompanied by a check for the purchase price, we will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which such subscription has been accepted. We reserve the right to reject orders for the purchase of shares in whole or in part. Upon acceptance of each subscriber, we will promptly provide our stock transfer agent the information to issue shares.

You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that reflect our views about future events and financial performance. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "risk factors" section beginning on page 5. Therefore, you should not place undue reliance upon these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

Dividend Policy

We have never declared or paid cash dividends on our common stock and anticipate that all future earnings will be retained for development of our business. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, future earnings, capital requirements, our financial conditions and general business conditions.

Stock Transfer Agent

Our transfer agent and registrar of the Common Stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey, 07016-3572, Tel. (908) 497-2300.

Escrow Agent

The gross proceeds from the offering shall be deposited promptly into an attorney’s Public Service Trust Account. Wire transfer instructions are shown in the subscription documents.

Experts

Our financial statements of K-MAC ENTERPRISES INC. as of and for the period from June 7, 2005 to July 31, 2006 have been audited by Ross Company CPA, PLLC, independent auditors, as set forth in their report included herein and incorporated herein by reference. Such financial statements have been included in reliance upon such report given upon their authority as experts in accounting and auditing.

Legal Matters

There is no past, pending or, to our knowledge, threatened litigation or administrative action which has or is expected by our management to have a material effect upon our business, financial condition or operations, including any litigation or action involving our officers, directors, or other key personnel.

The Law Offices of Miles Garnett, Esq., 66 Wayne Avenue, Atlantic Beach, N.Y.11509, Tel. #(516) 371-4598, will pass upon certain legal matters relating to the Offering.

There is no underwriter for this offering. therefore, offerees will not have the benefit of an underwriter's due diligence efforts which would typically include the underwriter to be involved in the preparation of disclosure and the pricing of the common stock offered hereby among other matters. As we have never engaged in the public sale of our common stock. we have no experience in the underwriting of any such offering. Accordingly. there is no prior experience from which investors may judge our ability to consummate this offering. In addition, the common stock is being offered on a "best efforts" basis. Accordingly, there can be no assurances as to the number of shares that may be sold or the amount of capital that may be raised pursuant to this offering.

K-MAC ENTERPRISES, INC.

FINANCIAL STATEMENTS

AS OF JULY 31, 2006

AND

NOVEMBER 30, 2005

Ross & Company CPA, PLLC
636 Veterans Memorial Hwy
Hauppauge, NY 11788
Tel. 631-979-3141 Fax 631-979-3996
www.rosscompanycpa.com
INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
K-MAC Enterprises, Inc.
(A Development Stage Company)
1209 A Hempstead Turnpike
Franklin Square, NY 11010

We have audited the accompanying statement of financial position of K-MAC Enterprises, Inc. (A Development Stage Company) as of July 31, 2006 (an interim period) and the related statements of operation and cash flows for the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The financial statements for the year ended November 28, 2005 were audited by other accountants and they expressed an unqualified opinion in their report dated December 5, 2005. We have no reason to believe that any errors or irregularities exist within those financial statements, however we do not express any form of opinion on them.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of K-MAC Enterprises, Inc. (A Development Stage Company) as of July 31, 2006 and the results of its operations and its cash flows for the period from December 1, 2005 through July 31, 2006 in conformity with generally accepted accounting principles.

ROSS & COMPANY, CPA PLLC

Ross & Company CPA, PLLC

Hauppauge, New York
August 14, 2006

K-MAC ENTERPRISES, INC.
(A Development Stage Company)
BALANCE SHEET
As of

		07/31/2006		11/30/2005

Assets:
Current Assets
Cash		$113		$13

Total Assets		113		13

Liabilities & Stockholders Equity:

Current Liabilities

Loan Payable – John Carson	13,990		13,990
Accrued NYS Corporate Tax	936		936
Total Current Liabilities		14,926		14,926
Stockholders’ Loan		6,640		5,170
Total Liabilities		21,566		20,096

Stockholders Equity

Common Stock, $0.0001 par value; 10,000,000 shares authorized; 4,000,000 shares issued and outstanding		400	400

Accumulated Deficit During Development Stage		(21,853)	(20,483)

Total Stockholders Equity				(20,083)

Total Liabilities & Stockholders Equity		$113		$13

K-MAC ENTERPRISES, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
For the Periods Ended

	07/31/2006	11/30/2005

Income:	$0	$0

Operation Expenses
Organization Expense		243
Legal Expense		18,000
Accounting Expense	1250	750
Bank Charges	120	172
Filing Fees		382
NYS Corporate Tax		936
Total Expenses	1370	20,483

Provision for Income Taxes	0	0

Net Loss	(1370)	(20,483)

Retained Earnings at beginning	(20,483)	0

Deficit at end	(21,853)	(20,483)

Net Loss per Common Stock	(.0003)	(.0051)

Number of Common Shares Outstanding	4,000,000	4,000,000

K-MAC ENTERPRISES, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the Periods Ending

	07/31/2006	11/30/2005

Cash Flows From Operations:

Net Loss	$(1370)	$(20,483)

Increase in Accrued Expenses		936

Net Cash Used in Operating Expenses		(19,547)

Cash Flows From Investing Activities		400

Cash Flows From Financing Activities	1470	19,160

Net Increase	100	13

Cash – Beginning of Period	13	0

Cash – End of Period	$113	$13

K-MAC ENTERPRISES, INC.
NOTES TO FINANCIAL STATEMENTS
July 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Organization and Business Operations

K-Mac Enterprises, Inc. (the “Company”) was incorporated in the State of New York on December 30, 2004. The Company’s plans call for the sale and/or distribution of woman’s swimwear, throughout the world, and is the purpose of their offering. As of July 31, 2006 the Company did not commence any formal business operations. Therefore, all the activities to date relate to the Company’s organization and proposed fund raising. The Company’s year end is November 30.

The Company’s ability to commence operations is contingent upon its ability to raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof.

B.	Common Stock

The Company is authorized to issue 10,000,000 shares of common stock at $0.0001 par value. On June 7, 2005 the Company issued 2,000,000 shares of common stock to Keith McNally and 2,000,000 shares to Lisa McNally.

C.	Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D.	Cash and Cash Equivalents

For purposes of reporting the statement of flows, cash and cash equivalents include highly liquid investments with investments with maturities of three months or less at the time of purchase.

E.	Income Taxes

The company accounts for Income Taxes under the statement of Financial Accounting Statement No. 109, Accounting for Income Taxes, (SFAS109). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates are recognized in the income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the fact that the Company did not have any material operations for any period covered in this report.

No dealer, salesperson or any other person is authorized to give any information or to make any representations in connection with this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this Prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of theProspectus.

Until August 31, 2007 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

Summary	4
Our Company	4
Risk Factors	7
Use of Proceeds	11
Capitalization	12
Dilution	13
Plan of Distribution	14
Proposed Business	14
Management Discussion of Analysis of Condition and Results of Operations	18
Principal Shareholders	19
Management	20
Certain Transactions	22
Description of Securities	23
Shares Eligible for Future Sale	23
Available Information	24
Dividend Policy	25
Stock Transfer Agent	25
Escrow Agent	26
Experts	26
Legal Matters	26
Index to Financial Statements	F-1

K-MAC ENTERPRISES INC.

2,000,000

SHARES COMMON STOCK
(par value $.0001 per share)

K-MAC ENTERPRISES INC.
1209A Hempstead Turnpike
Franklin Square, N.Y.11010

________, 2006

APPENDIX

For Office Use Only:

SUBSCRIPTION AGREEMENT
for
K-MAC ENTERPRISES INC.

Common Stock ($.1.20 per share)

Persons interested in purchasing common stock of K-MAC ENTERPRISES INC. must complete and return this Subscription Agreement along with their check or money order to:

K-MAC ENTERPRISES INC.
1209A Hempstead Turnpike
Franklin Square, N.Y.11010 ("the Issuer") ("the Company")

Subject only to acceptance hereof by the issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificates shall be delivered to each Investor within thirty (30) days of the Close of this Offering.

Securities Offered - The Company is offering 2,000,000 shares (par value $.0001 per share) at $1.20 per share. The minimum subscription is 400 shares.

Subscription - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.

Number of Common Shares = ___________________

Multiply by Price of Shares  x $.1.20 per Share

Aggregate Subscription Price = $___________________

Check or money order shall be made payable to Miles Garnett, Attorney Trust Account

In connection with this investment in the Company, I represent and warrant as follows:

a) Prior to tendering payment for the shares, I received a copy of and read your prospectus dated ______________, 2006.

b) I am a bona fide resident of the state of ________________________________.

c) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser, and Investor indemnifies and agrees to hold harmless, the Issuer and each other purchaser from and against all damages, claims, expenses, losses or actions resulting from the untruth of any of the warranties and representations contained in this Subscription Agreement.

Please register the shares which I am purchasing as follows:

Name: _____________________________________ Date: ___________________

As (check one)
☐ Individual	☐ Tenants in Common	☐ Existing Partnership
☐ Joint Tenants	☐ Corporation	☐ Trust
☐ Minor with adult custodian under the Uniform Gift to Minors Act		☐ IRA

For the person(s) who will be registered shareholder(s):

Signature of Subscriber	Residence Address

Name of Subscriber (Printed)	City or Town

Signature of Co-Subscriber State	Zip Code

Name of Co-Subscriber (Printed)	Telephone

Subscriber Tax I.D. or	Co-Subscriber Tax I.D. or
Social Security Number	Social Security Number

E-mail Address (if available)

ACCEPTED BY: K-MAC ENTERPRISES INC.

By:		Date:
Officer

Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Officers and Directors

The information required by this item is incorporated by reference to "indemnification" in the prospectus herein.

At present we have not entered into individual indemnity agreements with our Officers or Directors. However, our By-Laws and Certificate of Incorporation provide a blanket indemnification that we shall indemnify, to the fullest extent under New York law, our directors and officers against certain liabilities incurred with respect to their service in such capabilities. In addition, the Certificate of Incorporation provides that the personal liability of our directors and officers and our stockholders for monetary damages will be limited.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

ITEM 25. Other Expenses of issuance and distribution

SEC Registration Fee	$282.48
Blue Sky Fees and Expenses	$10,000.00
Legal Fees and Expenses	$18,000.00
Printing and Engraving Expenses	$5,000.00
Accountant's Fees and Expenses	$2,500.00
Total	$35,783

The foregoing expenses, except for the SEC fees, are estimated.

ITEM 26. Recent Sales of Unregistered Securities.

(a) Unregistered Securities Sold within the past three years

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

On June 9, 2005, the board of directors authorized the initial issuance of an aggregate of 4,000,000 shares as founder's stock at a price of $.0001 per share, ½ to Keith McNally, and ½ to Lisa D. McNally.

ITEM 27. - EXHIBITS

Index to Exhibits

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION
3.1	Articles of Incorporation	This filing page
3.2	Amended Articles of Incorporation Changing authorized common shares to 10,000,000	This filing page
3.4	Bylaws	This filing page
5.1	Consent of Attorney	This filing page
23.1	Consent of Accountants	This filing page

ITEM 28. Undertakings

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement

To include any prospectus required by section I O(a)(3) of the Securities Act of 1933;

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of New York law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the Town of Hempstead and Village of Franklin Square, Nassau County, State of New York, on April , 2006.

(Registrant)	K-MAC ENTERPRISES INC.

	By:	/s/ Keith McNally
Keith McNally, President and Chairman of the Board of Directors

In accordance with the Securities Act of 1933 this registration was signed by the following persons in the capacities and on the dates indicated.

(Signature)

(Date)	/s/ Lisa D. McNally
Lisa D. McNally, Secretary and interim
Treasurer, Director

(Signature)

(Date)

(Signature)

(Date)

(Signature) (Type or Print Name)

(Title)

(Date)

Who must sign: the small business issuer, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and at least the majority of directors or persons performing similar functions.